Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES LOCATION CHANGE FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2020

Tontitown, Arkansas, April 17, 2020...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (the “Company”) today announced that due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of its stockholders, the Company has changed the location of its 2020 annual meeting of stockholders to be held on April 29, 2020. The Annual Meeting will now be held at the Company’s corporate offices located at 297 West Henri De Tonti Boulevard, Tontitown, Arkansas, at 10:00 a.m. local time.

To protect the health and safety of those attending the Annual Meeting, only stockholders as of the record date March 10, 2020 (the “Record Date”) will be entitled to attend the meeting or any adjournments thereof. The Company asks that any stockholder who plans to attend the meeting please notify the Company at least 24 hours in advance of the meeting by contacting our Secretary, Allen West, at (479) 361-9111.

Attendees may be subject to health screening procedures upon entering the building consistent with practices advised by governmental authorities or as otherwise in place for visitors to the Company’s corporate office, and seating may be limited to comply with applicable social distancing guidelines. Stockholders who are “street name” holders will also need to bring a copy of a brokerage statement reflecting their ownership as of the Record Date in order to attend the meeting.

Stockholders who vote their shares by proxy do not need to attend the Annual Meeting. The Company urges all stockholders of record as of the Record Date to promptly submit their proxy by executing and returning the proxy card previously mailed to them or by following the alternative voting procedures described on their proxy card. Your vote is important.

Further information regarding the Annual Meeting can be found in the definitive proxy statement and supplemental materials filed by the Company with the Securities and Exchange Commission on March 27, 2020 and April 17, 2020.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; litigation, including litigation related to alleged violations under the Fair Labor Standards Act and the Arkansas Minimum Wage Law; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.